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                                                                    EXHIBIT 24.2




                         BOARD OF DIRECTORS RESOLUTIONS
                         AUTHORIZING POWERS OF ATTORNEY



COMPANY

         RESOLVED FURTHER, that each officer or director of the Company who may be required to execute the Registration Statement or any amendment or amendments thereto to be filed with the Commission, is hereby authorized and empowered, in the name and on behalf of the Company, to execute a power of attorney appointing Fred Holliger, Morgan Gust, Mark Cox and Kim Bullerdick and each of them, severally, his or her true and lawful attorney or attorney-in-fact and agent or agents with the power to act, with or without the other, with full power of substitution and resubstitution, for him or her and in his or her name, place or stead, in his or her capacity as director or officer or both, as the case may be, of the Company, to sign the Registration Statement and any and all amendments thereto and all documents or instruments necessary, appropriate or desirable to enable the Company to comply with the Act and the Rules and Regulations, other federal and state securities laws and other applicable United States and other laws in connection with the Exchange Offering, and to file the same with the Commission with full power and authority to each of said attorneys-in-fact to do and to perform, in the name and on behalf of each such officer or director, or both, as the case may be, every act whatsoever necessary or appropriate, as fully and for all intents and purposes as such officer or director, or both, as the case may be, might or could do in person.


SUBSIDIARY GUARANTORS

         FURTHER RESOLVED, that each officer or director of the Corporation who may be required to execute the Registration Statement or any amendment or amendments thereto to be filed with the Commission, is hereby authorized and empowered, in the name and on behalf of the Corporation, to execute a power of attorney appointing Fred Holliger, Morgan Gust and Kim Bullerdick and each of them, severally, his or her true and lawful attorney or attorney-in-fact and agent or agents with the power to act, with or without the other, with full power of substitution and resubstitution, for him or her and in his or her name, place or stead, in his or her capacity as a director or officer or both, as the case may be, of the Corporation, to sign the Registration Statement and any and all amendments thereto and all documents or instruments necessary, appropriate or desirable to enable the Corporation to comply with the 1933 Act and the rules and regulations promulgated thereunder, other federal and state securities laws and other applicable United States and other laws in connection with the Exchange Offering, and to file the same with the Commission with full power and authority to each of said attorneys-in-fact to do and to perform, in the name and on behalf of each such officer or director, or both, as the case may be, every act whatsoever necessary or appropriate, as fully and for all intents and purposes as such officer or director, or both, as the case may be, might or could do in person.